UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2015

PayPal Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36859	47-2989869
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

2211 North First Street
San Jose, CA 95131
(Address of principal executive offices)

(408) 967-1000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Information.

On July 21, 2015, PayPal Holdings, Inc. (the “Company”) announced the hiring of Marcia Morales-Jaffe, 56, as the Company’s Chief Human Resources Officer, effective August 10, 2015, reporting to the Company’s Chief Executive Officer, Daniel H. Schulman.  From October 2006 through July 2015, Ms. Morales-Jaffe served as Senior Vice President, People and Performance at World Fuel Services Corporation, a global fuel logistics company, responsible for leading the global human resources function.  From January 2003 until October 2006, Ms. Morales-Jaffe served as its Vice President, People and Performance Development.  Prior to joining World Fuel Services Corporation, Morales-Jaffe served at McKinsey & Company, Inc. as Manager of Professional Development and, earlier on, as Senior Engagement Manager. She earned a bachelor’s degree in Computer Engineering from Universidad Simon Bolivar and an M.B.A. from Indiana University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PayPal Holdings, Inc.
(Registrant)

Date: July 22, 2015	/s/ Russell S. Elmer
Name: Russell S. Elmer
Title: Vice President, Deputy General Counsel, and Assistant Secretary